Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333-47796) pertaining to Post-Effective Amendment No. 3 to Form S-4 of our report dated June 9, 2006, relating to the financial statements and supplemental schedule of the DH Compounding Company Savings and Retirement Plan and Trust (the “Plan”) included in the Annual Report (Form 11-K) of the Plan for the year ended December 31, 2005.
/s/  Coulter & Justus, P.C.
March 1, 2007
Knoxville, Tennessee